UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

PALTALK, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on February 24, 2020, Paltalk, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Original Agreement”) with SecureCo, LLC (“Buyer”), whereby the Company agreed to sell substantially all of the assets (the “Assets”) related to its secure communications business, which includes communication solutions and operations capabilities with respect to the development and commercialization of secure messaging and data applications, software and middleware for enterprise and government client targets, to Buyer for approximately $540,000 in cash, comprised of a base purchase price of $500,000 plus the reimbursement or waiver of certain severance expenses payable by the Company to certain former executive officers.

On May 29, 2020, the Company entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Agreement”) with Buyer. The Amended and Restated Agreement has substantially the same terms as the Original Agreement, except that the Amended and Restated Agreement (i) reduces the cash purchase price from approximately $540,000 to $250,000, with $150,000 payable at closing (the “Closing Date”) and $100,000 payable in four equal installments of $25,000 on each of the six, nine, twelve, and fifteen-month anniversaries of the Closing Date, (ii) replaces the transition service fee that the Company was entitled to pursuant to the Original Agreement with the right to receive quarterly royalty payments ranging from five percent (5%) to ten percent (10%) of certain revenues received by Buyer, with the aggregate amount of such royalty payments not to exceed $500,000, and (iii) extends the outside date by which the closing shall have occurred prior to triggering the parties’ right to terminate the Amended and Restated Agreement to July 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2020

PALTALK, INC.

	By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer